Exhibit 10.3
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE
TEXAS CAPITAL BANCSHARES, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

1.    Award of Restricted Stock Units. Pursuant to the Texas Capital Bancshares, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”) and its Subsidiaries,

(the “Participant”)

as an Outside Director of the Company, has been granted an Award under the Plan for _________________ (_____) Restricted Stock Units (the “Awarded Units”), which may be converted into the number of whole shares of Common Stock (as determined under Section 4 below) equal to the number of vested Awarded Units (determined in accordance with Section 3 below), subject to the terms and conditions of the Plan and this Restricted Stock Unit Agreement (this “Agreement”). The Date of Grant of this Award is April 17, 2018. Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2.    Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan, except as otherwise expressly provided herein. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.    Vesting; Forfeiture. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Units.” All other Awarded Units are collectively referred to herein as “Unvested Units.” The Participant shall be eligible to receive payment with respect to the Vested Units in accordance with Section 4 below.

a.    Except as otherwise provided in this Section 3, one hundred percent (100%) of the Awarded Units will vest on the first anniversary of the Date of Grant, provided that the Participant is providing services to (or if the Participant is an Employee, is employed by) the Company or its Subsidiaries on such date.

b.    Except as otherwise provided by Section 3.c. hereof, immediately upon the Participant’s Termination of Service for any reason whatsoever, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Units.

c.    Notwithstanding the foregoing, in the event that a Change in Control occurs and on or after the date of the Change in Control, the Participant incurs a Termination of Service by the Company (or by its successor following the Change in Control) without Cause, then 100% of the Unvested Units shall immediately become Vested Units upon such termination.

4.    Delivery of Common Stock. The Vested Units shall be converted into the number of whole shares of Common Stock equal to the number of Vested Units and the Company shall electronically register such shares of Common Stock in the Participant’s name (or in the name of his or her estate or beneficiary) or deliver certificates for the such shares of Common Stock to the Participant on or before the date that is thirty (30) days of the date such Awarded Units become Vested Units.

5.    Who May Receive Common Stock with Respect to Vested Units. During the lifetime of the Participant, the Common Stock received upon conversion of the Vested Units may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Awarded Units are converted into shares of

Common Stock as described in Section 4 above, the Common Stock relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

6.    Common Stock Subject Ownership Guidelines. The Participant acknowledges, understands and agrees that any Common Stock delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement shall be subject to the Common Stock ownership guidelines as adopted by the Board (or the Committee, if applicable) and in effect from time to time, and that the Participant may be required to hold such Common Stock until the Participant has met the requirements of such ownership guidelines. The Participant further acknowledges, understands and agrees that the Board (or the Committee, if applicable) retains the right to modify the Company’s Common Stock ownership guidelines at any time.

7.    Rights as Stockholder. The Participant will have no rights as a stockholder with respect to the Awarded Units until the issuance of a certificate or certificates to the Participant or the registration of such shares of Common Stock in the Participant’s name. The Awarded Units shall be subject to the terms and conditions of this Agreement.

8.    No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

9.    Non-Assignability. The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

10.    The Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Awarded Units subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

11.    Adjustment of Number of Awarded Units and Related Matters. The number of shares of Common Stock covered by the Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

12.    Execution of Documents. The Participant, by his or her electronic execution of this Agreement, hereby agrees to execute any documents requested by the Company in connection with the payment of any amount in connection with the Awarded Units pursuant to this Agreement.

13.    Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in the party’s favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its, his or her sole discretion may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches and no waiver of any provisions of this Agreement shall constitute a waiver of any other provision of this Agreement.

14.    The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to register any shares of Common Stock in the Participant’s name or issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 14 shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules and regulations.

15.    Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or states securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

16.    Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state). The Participant’s sole remedy for any Claim shall be against the Company and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer, or Employee of the Company or any Subsidiary of the Company.

17.    No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, consultant or Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, consultant or Outside Director at any time.

18.    Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19.    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20.    Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

21.    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

22.    Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

23.    Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties (electronically or otherwise); provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the

Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

24.    Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

25.    Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

26.    Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.    Notice to the Company shall be addressed and delivered as follows:

Texas Capital Bancshares, Inc.
2000 McKinney Avenue, Suite 700
Dallas, Texas 75201
Attn: Human Resources
Email: HR@texascapitalbank.com

b.    Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

27.    Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, including, without limitation, any possible tax consequences of this Agreement in connection with Section 409A of the Code. If the Participant is an Outside Director at the time the Awarded Units vest, the Participant shall be solely responsible for remitting any Federal, state, local or other taxes required by law to be paid in connection with this Award. If the Participant is an Employee at the time the Awarded Units vest, unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 27, the term “Company” shall be deemed to include any applicable Subsidiary) shall withhold the amount of any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company also may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

28.    Section 409A. It is intended that this Agreement be exempt from the provisions of Section 409A of the Code so as to not subject the Participant to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with this intention.